Registration  No.  _______

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        RACING CHAMPIONS ERTL CORPORATION
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                               36-4088307
               --------                               ----------
        (State  of  Incorporation)              (I.R.S. Employer I.D. No.)

     800 Roosevelt Road, Building C, Suite 320
          Glen  Ellyn,  Illinois                              60137
     ------------------------------------------               -----
     (Address  of  Principal Executive Offices)             (Zip Code)

             RACING CHAMPIONS ERTL CORPORATION STOCK INCENTIVE PLAN
             ------------------------------------------------------
                            (Full title of the plan)


                                 Robert E. Dods
                        Racing Champions Ertl Corporation
                               800 Roosevelt Road
                              Building C, Suite 320
                           Glen Ellyn, Illinois 60137
                           --------------------------
                     (Name and address of agent for service)


                                     630-790-3507
                                -----------------
                     (Telephone number, including area code
                              of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                      Proposed
                                      Maximum         Proposed
                                      Offering        Maximum        Amount  Of
Title Of Securities    Amount To      Price  Per      Aggregate     Registration
 To Be  Registered    Be Registered   Share         Offering Price      Fee
-------------------   -------------   ---------     --------------  ------------

Common Stock, $.01 par
value per share          800,000      $17.68 (1)     $14,144,000      $  1,302
--------------------------------------------------------------------------------

(1) For the purpose of computing the registration fee, Racing Champions Ertl Corporation (the "Registrant") has used $17.68 as the average of the high and low prices of the Common Stock as reported on June 25, 2002 on the Nasdaq National Market for the offering price per share, in accordance with Rule 457(c) and (h).

                                EXPLANATORY NOTE

     On June 11, 2002, the Registrant announced that it had discontinued its engagement of Arthur Andersen LLP ("Arthur Andersen") as its auditors. After reasonable efforts, the Registrant has been unable to obtain the consent of Arthur Andersen to the incorporation into this registration statement of their report with respect to the consolidated financial statements of the Registrant, which appeared in its Annual Report on Form 10-K for the year ended December 31, 2001, as amended. Under these circumstances, Rule 437a under the Securities Act permits this registration statement to be filed without a written consent from Arthur Andersen. The absence of such consent may limit your recovery on certain claims. In particular, and without limitation, you will not be able to assert claims against Arthur Andersen under Section 11 of the Securities Act for any untrue statement of a material fact contained in the Registrant's consolidated financial statements for the year ended December 31, 2001 or any omissions to state a material fact required to be stated therein. In addition, the ability of Arthur Andersen to satisfy any claims (including claims arising from Arthur Andersen's provision of auditing and other services to the Registrant) may be limited as a practical matter due to recent events involving Arthur Andersen.

                      PART II - INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item  3.     Incorporation  of  Documents  by  Reference.
             -------------------------------------------

     This Registration Statement has been filed to register additional shares of the Registrant's common stock made available under the Racing Champions Ertl Corporation Stock Incentive Plan by reason of an amendment thereto approved by the stockholders of the Registrant. Pursuant to General Instruction E to Form S-8, the contents of the Registrant's earlier Registration Statements on Form S-8 (Registration Nos. 333-50959, 333-58037 and 333-81705) effective April 24,
1998, June 29, 1998 and June 28, 1999 are incorporated by reference and made a part hereof.

Item  8.     Exhibits.
             --------

4.1   Amended  and  Restated  Certificate  of  Incorporation.
4.2   First  Amendment  to Amended  and  Restated  Certificate of Incorporation.
4.3 Certificate of Ownership and Merger changing the Company's name to Racing Champions Ertl Corporation.
4.4   Amended  and  Restated  By-Laws.
5 Opinion of Reinhart Boerner Van Deuren s.c. as to the legality of the stock being registered.
23.1  [Omitted]
23.2  Consent  of  Ernst  &  Young  LLP.
23.3  Consent  of  Reinhart  Boerner  Van  Deuren  s.c.
24    Power  of  Attorney.


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

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Glen Ellyn, State of Illinois, on June 25, 2002.

                                            RACING  CHAMPIONS  ERTL  CORPORATION

                                            BY   /s/  Robert  E. Dods
                                           -------------------------------------
                                               Robert E. Dods, Chairman of the
                                            Board and  Chief  Executive  Officer


                                POWER OF ATTORNEY

          Each person whose signature appears below hereby constitutes and appoints Curtis W. Stoelting and Jody L. Taylor and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                             Title                      Date
      ---------                             -----                      ----
/s/  Robert  E.  Dods       Chairman of the Board, Chief           June 25, 2002
---------------------       Executive Officer and Director
Robert  E.  Dods            (Principal  Executive  Officer)

/s/  Boyd  L.  Meyer        Vice Chairman of the Board             June 25, 2002
--------------------        and Director
Boyd  L.  Meyer

/s/  Peter  K.K.  Chung     Director                               June 25, 2002
-----------------------
Peter  K.K.  Chung

/s/  Avy  H.  Stein         Director                               June 25, 2002
-------------------
Avy  H.  Stein

/s/  Daniel  M.  Gill       Director                               June 25, 2002
---------------------
Daniel  M.  Gill

/s/  John  S.  Bakalar      Director                               June 25, 2002
-----------------------
John  S.  Bakalar

/s/  John  J.  Vosicky      Director                               June 25, 2002
----------------------
John  J.  Vosicky

/s/ Curtis W. Stoelting     Chief Operating Officer and            June 25, 2002
-----------------------     Executive Vice President (Principal
Curtis  W.  Stoelting       Financial  Officer)

/s/  Jody  L.  Taylor       Chief Financial Officer and Secretary  June 25, 2002
---------------------       (Principal Accounting Officer)
Jody  L.  Taylor



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

                                INDEX TO EXHIBITS



Exhibit No.                              Description                                             Page
-----------                              ------------                                            ----
   4.1                       Amended and Restated Certificate                                     *
                             of Incorporation

    4.2                      First Amendment to Amended and                                       *
                             Restated Certificate of Incorporation

    4.3                      Certificate of Ownership and Merger changing                         *
                             the Company's name to Racing Champions  Ertl Corporation

    4.4                      Amended and Restated By-Laws                                         **

    5                        Opinion of Reinhart Boerner Van Deuren s.c.
                             as to the legality of the stock being registered

   23.1                      [Omitted]

   23.2                      Consent of Ernst & Young LLP

   23.3                      Consent of Reinhart Boerner Van Deuren s.c.
                             (included in exhibit 5)

   24                        Power of Attorney                                                   ***

*   Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended
    March 31, 2002 (File No. 0-22635).

**  Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended
    June 30, 1998 (File No. 0-22635).

*** Incorporated by reference to the signature page of this Registration Statement.




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